UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 1, 2013

CLOUD SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4590 MacArthur Blvd., Suite 500, Newport Beach, CA 92660

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (866) 250-2999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

Joint Venture.  On March 1, 2013, we entered into a Joint Venture Agreement/Development and Collaboration Agreement (the “JV Agreement”) with App Ventures LTD (“App Ventures”), a Hong Kong Private Limited Liability Company, to jointly develop and market a software product for the field of mobile security for an indefinite term until the project is completed. The agreement provides for sharing revenues generated based on a determination of the value of the combined technology, whereby we would derive 25% to 75% of the benefit, by a select committee.  The JV Agreement was previously reported in our Annual Report for the Year Ended February 28, 2013.  This JV Agreement terminated upon consummation of the Transfer Agreement described below.  See Item 1.02 below.

Chief Technical Advisor. On March 29, 2013, we into an agreement with Wee Kai Ng for the position of Contract Chief Technical Advisor (“Contract CTA”) for the term of one (1) year. The Contract CTA will advise and assist in the development of our technologies and products, including development of version 3 of MyComputer Key. During the period commencing on the Commencement Date, we shall pay Contract CTA as compensation for services to us $2,500 per month due on the 1st day of each calendar month. In addition, we agreed to issue the Contract CTA equity in the form of either stock option or common stock (at our discretion). The proposed schedule of equity  to be issued will be 50,000 shares/options on April 1, 2013, 75,000 shares/options on May 1, 2013, 125,000 shares/options on July 1, 2013, 125,000 shares/options on October 1, 2013 and 125,000 shares/options on January 1, 2014.  The Contract CTA Agreement was previously reported in our Annual Report for the Year Ended February 28, 2013.  Wee Kai resigned effective November 30, 2013.   Accordingly, 375,000 shares of common stock vested upon the dates of completion of performance were valued at $298,500 in the aggregate and charged to research and development expense.  These shares are reflected as outstanding in our financial statements although certificates for such shares have not yet been issued.

Transfer Agreement.  On December 3, 2013, we entered into a Transfer Agreement with App Ventures Ltd. under which App Ventures agreed to transfer all of its right, title and interest in and to that certain patent application (U.S. Serial Number 61/832.534) titled “System and Methods for One-Time Password Generation on a Mobile Computing Device” for process and methods for one-time password generation on mobile computing devices (the “Patent’) as such Patent was considered “joint technology” under the JV Agreement.   The Transfer Agreement closed on February 28, 2014.  At closing, the JV Agreement was terminated.  In consideration of this transfer, we issued App Ventures 1 million shares of our common stock valued at $80,000 and charged to research and development expense.  The issuance of these shares was exempt under Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D thereunder.  The Transfer Agreement was previously reported in our Quarterly Report for the Period Ended November 30, 2013.
Distribution Agreement.  On December 3, 2013, we entered into a Distribution Agreement with App Ventures, Ltd. pursuant to which App Ventures granted us the exclusive right to distribute, market, sell and promote all AppVentures sensor technology products with a secure communication framework that detects web-based attached on web apps and websites under the “App Fence” and AppSecure” brand name.  In consideration of the exclusive distribution right for the Product, we agreed to pay App Ventures an up-front distribution fee of 500,000 shares of our common stock.  These shares were issued on February 28, 2014 and were valued at $40,000 and charted to marketing and distribution expense.   The issuance of these shares was exempt under Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D thereunder. The Distribution Agreement was previously reported in our Quarterly Report for the Period Ended November 30, 2013.

Consulting Agreement.  On December 3, 2013, we entered into a consulting agreement with Kerry Singh under which we retained Mr. Singh to provide business development services in the area of marketing software solutions for web application security and mobile security.  The agreement is for a term of one-year and contains a 2-year non-compete and non-solicitation provisions.  In consideration of Mr. Singh’s services, we agreed to issue him 500,000 shares of our common stock.  These shares were issued on February 28, 2014 and valued at $70,000 and charged to research and development expense.   The issuance of these shares was exempt under Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D thereunder. The Consulting Agreement was previously reported in our Quarterly Report for the Period Ended November 30, 2013.was previously reported in our Quarterly Report for the Period Ended November 30, 2013.

Item 1.02   Termination of a Material Definitive Agreement.

On February 28, 2014, we terminated our JV Agreement with App Ventures Ltd.   This JV Agreement terminated concurrent with the closing our Transfer Agreement with App Ventures dated December 3, 2014.  See Item 1.01 above

Section 2 – Financial Information

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

During the three months ended November 30, 2013, Leeward Ventures, a company controlled by a director advanced $50,000 to the Company to fund operations. The advances do not incur interest and are payable upon demand.  These advances were previously reported in our Quarterly Report on Form 10-Q for the period ended November 30, 2013.

During the three months ended February 28, 2014, Leeward Ventures, a company controlled by a director advanced $2,500 to the Company to fund operations.  $1,500 was paid to Leeward in the three months ended February 28, 2014 in respect of prior advances. The advances do not incur interest and are payable upon demand.

Since March 1, 2014,   Leeward Ventures, a company controlled by a director advanced $10,500 to the Company to fund operations.  The advances do not incur interest and are payable upon demand.  The advances do not incur interest and are payable upon demand.

Section 3 – Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities.

See Item 1.01 above.

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 3, 2013, Scott Gerardi resigned from all his positions as an officer and director.  Mr. Gerardi’s resignation as a director was not because of any disagreements with Cloud Security Corp. on matters relating to its operations, policies, and practices.  Mr. Gerardi’s resignation was previously reported in our Quarterly Report for the Period Ended November 30, 2013.

Section 8 – Other Events

Item 8.01   Other Events.

On October 29, 2013, we announced the execution of a letter of intent to acquire Slice Networks LLC.  During the course of our due diligence, management determined that this acquisition would not be in the best interest of the Company or its stockholders and allowed the letter of intent to expire without consummation of an acquisition.

On September 13, 2013, we announced a pending financing with Kodiak Capital LLC for a $ 2 million equity line of credit.  This financing was subject to, among other things, execution of definitive agreements and filing of a registration statement on Form S-1.  These conditions have not yet occurred.  We determined that due to a number of factors, including our current stock price and lack of liquidity and trading activity in the public market that this financing is not in the best interest of the company and its stockholders at this time.  We are continuing to explore additional financing options.  We incurred costs of $174,190 in cash and stock, which we expensed in fiscal 2014 since we abandoned the capital raise.

In our Quarterly Reports for the periods ended November 30, 2013, August 31, 2013 and May 31, 2013, we inadvertently stated that our controls and procedures were effective under Item 4 of each such Report.  As stated in our Annual Report on Form 10-K for the year ended February 28, 2013 our disclosure controls and procedures were not effective. because "material weaknesses" due to our (i) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (2)  insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements.  To remediate these weaknesses, we intend to appoint additional independent directors and to adopt written procedures.  As of the date of this report, these steps have not yet been taken and as such our controls and procedures remain ineffective.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

Exhibits.

10.1	Contract CTA Agreement with Wee Kai Ng, filed as an exhibit to our Annual Report on Form 10-K for the year ended February 28, 2013 and incorporated by reference herein.

10.2	Joint Venture Agreement, field as an exhibit to our Annual Report on Form 10-K for the year ended February 28, 2013 and incorporated by reference herein.

10.3
Transfer Agreement dated December 3, 2013 between Cloud Security Corp. and App Ventures, Ltd., originally filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended November 30, 2013 but is being re-filed herewith to correct certain typographical errors contained in the original submission.

10.4
Distribution Agreement dated December 3, 2013 between Cloud Security Corp. and App Ventures, Ltd., filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended November 30, 2013 and incorporated by reference herein.

10.5
Consulting Agreement dated December 3, 2013 between Cloud Security Corp. and Kerry Sing, filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended November 30, 2013 and incorporated by reference herein.

99.1	Resignation of Director, filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended November 30, 2013 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD SECURITY CORPORATION (Registrant)

Date: June 13, 2014	By:	/s/ Safa Movassaghi
Safa Movassaghi, President and Chief Executive Officer